UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2017

MYND ANALYTICS, INC.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

26522 La Alameda

Mission Viejo, CA 92691

(Address of principal executive offices)

(949) 420-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 13, 2017, MYnd Analytics, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Maxim Group LLC, as representative of the underwriters named on Schedule A thereto (the "Underwriters"). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 1,675,000 shares of its common stock, par value $0.001 per share (the "Common Stock"), and accompanying warrants to purchase up to 1,675,000 shares of Common Stock (the "Warrants"), at a combined public offering price of $5.25 per share and accompanying Warrant, for a total offering size of $8,793,750. The Warrants will be immediately exercisable for one share of Common Stock at an exercise price of $5.25 per share, subject to adjustments, and will expire five years after the issuance date. The shares of Common Stock and Warrants can only be purchased together in the offering but will be immediately separable upon issuance. Also pursuant to the Underwriting Agreement, the Underwriters have been granted a 45-day option to purchase up to an 251,250 additional shares of Common Stock and/or Warrants to cover over-allotments, if any. The sale to the Underwriters is expected to close on July 19, 2017, subject to customary closing conditions.

On July 14, 2017, the Company’s Common Stock and Warrants commenced trading on the Nasdaq Capital Market under the symbols "MYND" and "MYNDW", respectively. Prior to such date, the Company's Common Stock was quoted on the OTCQB under the symbol "MYAN", and there was no public market for the Warrants.

The shares of Common Stock and Warrants will be issued pursuant to a registration statement on Form S-1 (Registration No. 333-217092) (the "Registration Statement"), which was declared effective by the Securities and Exchange Commission on July 13, 2017.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, each director and executive officer of the Company has entered into an agreement with the Underwriters not to sell, transfer or otherwise dispose of securities of the Company through August 30, 2017.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of the form which is incorporated by reference from the Registration Statement. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

On July 14, 2017, the Company issued a press release announcing the pricing of the public offering. A copy of the press release is attached hereto as Exhibit 99.1.

Engagement of Warrant Agent

On July 19, 2017, in connection with the closing of the offering, the Company will enter into a warrant agreement with American Stock Transfer & Trust Company, LLC, as warrant agent (“Warrant Agreement”), pursuant to which American Stock Transfer & Trust Company, LLC will agree to act as transfer agent with respect to the Warrants for the Company.

Chairman Services Agreement

On July 14, 2017, the Company entered into a Chairman Services Agreement (the "Agreement") with Robin L. Smith, M.D., the Chairman of the Company's board of directors (the "Board"). The Agreement became effective on July 14, 2017 (the date the Company's securities were initially listed on The Nasdaq Capital Market) (the "Effective Date") and will remain in effect until the earlier of: (a) termination of the Agreement by mutual agreement of Dr. Smith and the Company, and (b) the eighteen (18) month anniversary of the Effective Date (the "Initial Period"); provided that the Agreement may be automatically extended for additional one year periods thereafter (such period, the "Term").

During the Term, and subject to the terms and conditions of the Agreement, Dr. Smith will provide non-exclusive advisory and management services to the Company, which may include advice and assistance concerning: strategic vision and planning; identification of growth and expansion opportunities; financial planning; and corporate partnering and business development (collectively, the "Services"). Under the Agreement, Dr. Smith is entitled to an annual cash fee of $300,000 (the "Annual Fee"), payable in equal monthly installments. For the 2017 calendar year, Dr. Smith is entitled to be paid the full amount of the Annual Fee. Dr. Smith will remain eligible to receive additional cash bonus awards as determined by the compensation committee of the Board. The Company will pay the associated taxes, federal and state, for certain awards of restricted shares issued to Dr. Smith.

Pursuant to the Agreement, Dr. Smith is also entitled to receive the following equity awards: (a) on the Effective Date, a grant of 25,000 shares of restricted stock (vesting immediately) under the Company's 2012 Omnibus Incentive Compensation Plan (the "Plan"); (b) on the Effective Date, options to purchase 75,000 shares of Common Stock under the Plan (subject to stockholder approval of an increase to the amount of shares available under the Company's 2012 Plan at the Company's 2017 annual meeting of stockholders); and (c) on the date of the Company’s 2017 annual meeting of stockholders, if and only if certain proposed amendments to the Plan are approved to increase individual annual award limits, an award of options to purchase 50,000 shares of Common Stock (the "2017 Option Award"). In addition, at each annual meeting of stockholders of the Company thereafter beginning in 2018 during the Term, Dr. Smith will be entitled to receive a grant of 25,000 shares of restricted stock (vesting immediately) under the Plan and options to purchase 75,000 shares of Common Stock under the Plan. Other than the 2017 Option Award, all options granted under the Agreement will vest 1/3 on the date of grant, 1/3 on the six month anniversary of the date of grant and 1/3 on the twelve month anniversary of the date of grant. The 2017 Option Award will vest on December 1, 2018. Pursuant to the Agreement, all options owned by Dr. Smith will remain exercisable for a period of 10 years from the date of grant, even if Dr. Smith is no longer with the Company.

Pursuant to the Agreement, the Company will reimburse Dr. Smith for certain travel and other expenses. The Agreement contains certain other provisions related to confidentiality and non-disclosure obligations and indemnification,

A copy of the Agreement is furnished as Exhibit 10.29 to this report. The foregoing summary of the Agreement is qualified in its entirety by the full text of the Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the public offering transaction described above, each of Thomas T. Tierney and Robert Follman resigned from the Board of Directors, effective upon the effectiveness of the Registration Statement.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2017, the Company filed a corrected certificate of amendment to its certificate of incorporation with the Delaware Secretary of State to correct a scriveners error regarding the Company's preferred stock. The Company does not have any shares of preferred stock outstanding. The corrected certificate of amendment was effective upon filing. A copy of the corrected certificate of amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Information.

Declaration of Warrant Dividend

On July 13, 2017, the Company announced that it had established July 13, 2017 as the record date for the determination of stockholders entitled to receive a special dividend of warrants to purchase shares of the Company’s common stock. The warrants, which will be distributed on the distribution date pro rata to all holders of common stock on the record date, will be exercisable (in accordance with their terms) to purchase one share of common stock for every share held on the record date by such stockholders, at an exercise price of $5.25 per share. The warrants will become exercisable commencing not less than 12 months following the distribution date and will expire five years thereafter.

The warrant dividend will be distributed only to those persons who held shares of common stock as of the record date (i.e., July 13, 2017). July 14, 2017 will be the ex-dividend date for the warrant dividend, and as such, any person who acquires shares of common stock in the market on or after the ex-dividend date, including anyone who acquires shares of common stock in the Company’s public offering of common stock and warrants, will not be entitled to receive the distribution of the dividend. The Company expects to complete the distribution by no later than July 27, 2017.

The distribution of the warrants has not been registered with the Securities and Exchange Commission and the warrants will not be transferable by the holder thereof. The Company expects to file a registration statement with the Securities and Exchange Commission covering the issuance of the shares of common stock upon the exercise of the warrants prior to the warrants becoming exercisable. Assuming a registration statement is in effect, the warrants will become exercisable no sooner than the twelve-month anniversary of their distribution.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Corrected Certificate of Amendment
10.29	Chairman Services Agreement dated July 14, 2017 between MYnd Analytics, Inc. and Dr. Robin L. Smith.
99.1	Press Release dated July 14, 2017, announcing pricing of the Offering.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYnd Analytics, Inc.

	By:	/s/ Donald D'Ambrosio
July 14, 2017		Donald D'Ambrosio
Chief Financial Officer